Exhibit 99.1

Crexendo Reports Second Quarter 2011 Financial Results

PHOENIX, Aug. 9, 2011 (GLOBE NEWSWIRE) -- Crexendo, Inc. (AMEX:EXE), a provider of Cloud-based infrastructure services to small and mid-sized businesses, which includes telecom and website hosting services, ecommerce software, website development, and Internet marketing services, today reported financial results for its second quarter ended June 30, 2011.

Second Quarter 2011 Compared to 2010

Net loss for the second quarter of 2011 was $9,345,000 or $0.88 per diluted common share, compared to a net income of $51,000 or $0.00 per diluted common share in the prior year quarter. Loss before income tax provision for the second quarter of 2011 was $3,183,000, which included $1,075,000 in impairments and other one-time charges associated with the announced restructuring of our StoresOnline division, compared to income of $127,000 in the prior year quarter. During the second quarter of 2011 we placed a full valuation allowance on our net deferred tax assets due to uncertainties surrounding our ability to utilize these deferred tax assets. This valuation allowance resulted in an income tax provision for the second quarter of 2011 of $6,162,000, compared to an income tax provision of $76,000 in the prior year quarter. Cash provided by operating activities for the second quarter of 2011 was $538,000, compared to $467,000 for the prior year quarter. As of June 30, 2011, cash and cash equivalents were $11,666,000, which included $1,088,000 of restricted cash, working capital was $4,292,000, and working capital excluding deferred revenue was $20,372,000. Total current and long-term trade receivables were $24,787,000 as of June 30, 2011.

StoresOnline Restructuring

In July 2011, we initiated plans to restructure our StoresOnline division and improve efficiencies in our operations as a result of the continued lack of profitability and other challenges in our seminar sales channel. During the second quarter we had $1,075,000 in impairment and other charges associated with this restructuring and expect to have additional charges beginning in the third quarter. The actions we took during these restructurings include the suspension of our direct mail marketing campaigns and sales of our products and services through our StoresOnline seminar sales channel, refinement of our product portfolio focused towards recurring revenue of Cloud-based business infrastructure services and redeployment of our sales and marketing resources to increase our direct sales, inside sales, and our online sales channels.

Segment Results

StoresOnline

Revenue for the second quarter of 2011 decreased 1% to $16,928,000 compared to $17,083,000 for the prior year quarter. Total segment operating expenses increased 19% to $18,103,000 in the current quarter from $15,270,000 in the prior year quarter.

Segment other income, primarily related to interest on the collection of accounts receivable increased 9% to $1,276,000 in the current quarter from $1,169,000 in the prior year quarter.

Total segment income before income tax provision decreased 97% to $101,000 in the current quarter from $2,982,000 in the prior year quarter.

Crexendo Web Services

Revenue for the second quarter of 2011 increased 51% to $550,000 compared to $365,000 in the prior year quarter. Crexendo Web Services backlog was $1,196,000 at June 30, 2011 compared to a backlog of $557,000 at June 30, 2010.

Total segment operating expenses increased 42% to $1,149,000 during the current quarter compared to $808,000 in the prior year quarter. The increase in segment operating expenses is primarily due to an increase in direct sales costs and fulfillment costs as we prepare for increases in sales.

Total segment operating loss increased 35% to $599,000 in the current quarter compared to $443,000 in the prior year quarter.

Crexendo Network Services

We began our phase one launch of Crexendo Network services by selling products at our StoresOnline events during the three months ended March 31, 2011. As part of our phase one offering, we provided a free trial period to our customers, with the first billings totaling $18,000 occurring in the second quarter of 2011. Total Crexendo Network Services operating expenses were $507,000 for the current quarter compared to $339,000 in the prior year quarter.

Six months ended June 30, 2011 compared to 2010

Net loss for the six months ended June 30, 2011 was $11,196,000 or $1.05 per diluted common share, compared to $174,000 or $0.02 per diluted common share in the comparable period last year. Revenue for the six months ended June 30, 2011 decreased 7% to $32,064,000 compared to $34,542,000 for the comparable period last year. Revenue from our Crexendo Web Services division was $1,029,000 compared to $607,000 in the comparable period last year.  Total operating expenses increased 11% to $40,654,000 for the six months ended June 30, 2011 compared to $36,465,000 for the comparable period last year. Cash used in operating activities was $2,769,000 for the six months ended June 30, 2011, compared to cash used of $25,000 for the comparable period last year.

Steven G. Mihaylo, Chief Executive Officer of Crexendo, stated, "The results of this quarter are disappointing, and they support the necessary steps we made to restructure our StoresOnline division and move quickly to reduce the expenses associated with the seminar sales channel.  Transitioning away from the seminar sales channel provides us with the flexibility to aggressively pursue other sales channels that we feel will provide better long term growth opportunities and enhance shareholder value. We believe the changes made position us for long-term growth, profitability, greater competitiveness and improved efficiency across our business

The restructuring plan we have put in place is not without some risk.  However, we feel the timing is right, and the risk is somewhat mitigated by the substantial revenue backlog we have built up in the form of our accounts receivable balance, which we expect to provide nearly $24,787,000 in future revenue and cash flow over the next two to three years.

Additionally, this transition provides us with the resources necessary to reallocate our sales and marketing resources to developing sustainable sales channels focused on creating recurring revenue and long term customer relationships. We have begun ramping the hiring of direct sales reps in our Crexendo division and as of today have 16 direct sales reps with plans to hire an additional 3 to 4 per month. We are also increasing the size of our inside sales force, which will be focused on serving the consumer market that was previously served by our seminar sales channel.  We are currently testing different pricing plans associated with online offers and webinar sales.  We expect to have those rolled out by the first quarter of 2012. In addition to our direct sales, inside sales, and online sales channels, we are also pursuing strategic relationships to sell through affiliates and by co-branding with partners.

We are excited about the future of our company and believe the difficult decision we made to suspend our seminar sales channel was in the best interest of our shareholders. We will aggressively pursue additional sales channels with a single focus of creating long lasting customer relationships, which we believe will result in a sustainable recurring revenue model."

Conference Call

The company is hosting a conference call today, August 9, 2011, at 1:30 p.m. PT (4:30 p.m. ET). The conference call will be broadcast live over the Internet at www.crexendoinc.com. If you do not have Internet access, the telephone dial-in number is 800-289-0730 for domestic participants and 913-312-0665 for international participants. The conference ID to join the call is 7060034. Please dial in five to ten minutes prior to the beginning of the call at 4:30 PM EST. A telephone replay will be available two hours after the call for 5 days by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers and entering access code 7060034.

About Crexendo

Crexendo provides Cloud-based infrastructure services to small and mid-sized businesses, which includes telecom and website hosting services, ecommerce software, website development and Internet marketing services. These Cloud-based services help small and mid-sized businesses build Internet strategies to market and sell their products, accept online orders, analyze marketing performance and manage pricing and customers over the Internet. In addition to software, training and Cloud-based telecom and website hosting services, Crexendo offers site development, search engine optimization (SEO), link building and training. Crexendo, Crexendo Business Solutions, Crexendo Network Services and StoresOnline are trademarks of Crexendo, Inc.

The Crexendo, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7604

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo, Inc. (the "Company") (i) results for the quarter being disappointing; (ii) the results supporting the necessary steps to restructure our StoresOnline division; (iii) having moved quickly to reduce the expenses associated with the seminar sales channel; (iv) having the transitioning away from the seminar sales model provide the flexibility to aggressively pursue other sales channels; (v) alternate sales channels providing better long term growth opportunities and enhanced shareholder value; (vi) belief that the changes made position the Company for long-term growth, profitability, greater competitiveness and improved efficiency across the business; (vii) the structuring plan having some risk; (viii) the timing for the restructuring plan being right and being mitigated by the substantial revenue backlog built up in the form of our accounts receivable which is expected to provide nearly $24,787,000 in future revenue and cash flow over the next two to three years; (ix) the transition providing the Company with the resources necessary to reallocate sales and marketing resources to developing sustainable sales channels focused on creating recurring revenue and long term customer relationships; (x) plans to hire an additional 3 to 4 sales representatives per month; (xi) the inside sales force being focused on serving the consumer market that was previously served by the seminar sales channel; (xii) the Company currently testing different pricing plans associated with online offers and webinar sales and having those plans rolled out by the first quarter of 2012; (xiii) pursuing strategic relationships to sell through affiliates and by co-branding with partners; (xiv) being excited about the future of the Company and belief that the decision made to suspend the seminar sales channel was in the best interest of shareholders and; (xv) the Company aggressively pursuing additional sales channels with a single focus of creating long lasting customer relationships resulting in a sustainable recurring revenue model.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-Q for the quarters ended June 30, 2011 and March 31, 20011 and Form 10-K for the year ended December 31, 2010. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except par value and share data)
(unaudited)

	June 30, 2011	December 31, 2010
Assets
Current Assets:
Cash and cash equivalents	$10,578	$14,207
Restricted cash	1,088	1,088
Trade receivables, net of allowance for doubtful accounts of $9,662 as of June 30, 2011 and $10,464 as of December 31, 2010	12,866	12,122
Inventories	495	1,067
Income tax receivable	669	1,239
Deferred income tax assets, net	--	949
Prepaid expenses and other	965	1,376
Total Current Assets	26,661	32,048

Certificate of deposit	500	500
Long-term trade receivables, net of allowance for doubtful accounts of $8,478 as of June 30, 2011 and $7,957 as of December 31, 2010	11,921	9,442
Property and equipment, net	3,390	3,139
Deferred income tax assets, net	428	5,024
Intangible assets	115	987
Goodwill	265	265
Other long-term assets	303	239
Total Assets	$43,583	$51,644

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,204	$3,328
Accrued expenses and other	3,444	3,361
Dividend payable	213	214
Deferred income tax liability	428	--
Deferred revenue, current portion	16,080	13,757
Total Current Liabilities	22,369	20,660

Deferred revenue, net of current portion	11,973	9,523
Other long-term liabilities	410	1,341
Total Liabilities	34,752	31,524

Stockholders' Equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	--	--
Common stock, par value $0.001 per share - authorized 100,000,000 shares; 10,663,787 shares outstanding as of June 30, 2011 and 10,664,878 shares outstanding as of December 31, 2010	11	11
Additional paid-in capital	49,388	49,481
Accumulated deficit	(40,568)	(29,372)
Total Stockholders' Equity	8,831	20,120

Total Liabilities and Stockholders' Equity	$43,583	$51,644

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share and share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue	$17,496	$17,448	$32,064	$34,542
Operating expenses:
Cost of revenue	7,675	5,228	13,980	10,325
Selling and marketing	10,076	8,913	18,839	17,787
General and administrative	3,333	3,634	6,092	7,100
Research and development	871	715	1,743	1,253
Total operating expenses	21,955	18,490	40,654	36,465

Loss from operations	(4,459)	(1,042)	(8,590)	(1,923)

Other income (expense):
Interest income	1,316	1,246	2,469	2,434
Interest expense	(1)	(1)	(2)	(2)
Other expense, net	(39)	(76)	(33)	(134)
Total other income, net	1,276	1,169	2,434	2,298

Income (loss) before income tax benefit (provision)	(3,183)	127	(6,156)	375

Income tax provision	(6,162)	(76)	(5,040)	(201)

Net income (loss)	$(9,345)	$51	$(11,196)	$174

Net income (loss) per common share:
Basic	$(0.88)	$0.00	$(1.05)	$0.02
Diluted	$(0.88)	$0.00	$(1.05)	$0.02

Dividends per common share:	$0.02	$0.02	$0.04	$0.04

Weighted average common shares outstanding:
Basic	10,642,384	11,402,806	10,640,489	11,413,246
Diluted	10,642,384	11,419,919	10,640,489	11,439,788

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(11,196)	$174
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	704	678
Impairment of inventory and intangible assets	1,075	--
Expense for stock options issued to employees	362	533
Tax benefit upon issuance of common stock	--	(3)
Deferred income tax provision	5,973	377
Changes in assets and liabilities net of effects from acquisition:
Trade receivables	(3,223)	1,257
Inventories	345	(228)
Income taxes receivable	570	(511)
Prepaid expenses and other	411	799
Other long-term assets	(8)	13
Accounts payable, accrued expenses and other	(1,624)	(1,290)
Income taxes payable	--	(21)
Deferred revenue	4,773	(1,793)
Other long-term liabilities	(931)	(10)
Net cash used for operating activities	(2,769)	(25)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(348)	(2,053)
Acquisition of company	--	(250)
Investment in subsidiary	(56)	--
Net cash used for investing activities	(404)	(2,303)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options and related income tax benefit	60	13
Repurchase of common stock	(89)	(323)
Dividend payments	(427)	(458)
Net cash used for financing activities	(456)	(768)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,629)	(3,096)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	14,207	21,549
CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,578	$18,453

Supplemental disclosure of cash flow information:
Cash paid (received) during the period:
Interest	1	2
Income taxes	(569)	356

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (CONTINUED)
(In thousands)

	Six Months Ended June 30,
	2011	2010
Supplemental disclosure of non-cash investing and financing information:
Dividends declared	$213	$229
Purchase of property and equipment included in accounts payable	395	110
Acquisition of company with stock	--	117
Contingent consideration related to acquisition	--	269

CONTACT:	Crexendo, Inc.
Steven G. Mihaylo, CEO
775-530-3955
Stevemihaylo@crexendo.com